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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Annual Report (Form 11-K) for the year ended June 30, 1999 and in the following registration statement of the Lanier Worldwide, Inc. Savings Incentive Plan of our report dated August 31, 1999, with respect to the financial statements of the Lanier Worldwide, Inc. Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 1999.


  Form S-8     NO. 33-01747       Lanier Worldwide, Inc. Savings Incentive Plan

                                   /s/ Bray, Beck & Koetter, CPAs, PA
                                   -----------------------------------------
                                   Bray, Beck & Koetter

Date: 01/07/2000